Exhibit 99

Investor Contact:	Kenneth R. Bowling	Media Contact:	Teresa A. Huffman
	Chief Financial Officer		Senior Vice President, Human Resources
	336-881-5630		336-889-5161

CULP ANNOUNCES IMPROVED PROFITABILITY AND LIQUIDITY EXPECTATIONS

FOR FIRST QUARTER FISCAL 2021 AND ANTICIPATED IMPACT

OF FINAL GILTI TAX REGULATIONS

HIGH POINT, N.C. (August 5, 2020) ─ Culp, Inc. (NYSE: CULP) today announced an updated financial outlook, based on unaudited preliminary results and current estimates, for the first quarter of fiscal 2021.  The company also announced its expectations for the impact of the final regulations enacted on July 20, 2020, by the U.S. Treasury Department regarding the Global Intangible Low Taxed Income (“GILTI”) tax provisions of the U.S. tax code.

Based on better-than-expected increases in orders and shipments for both the mattress fabrics segment and upholstery fabrics segment during the latter part of the first quarter of fiscal 2021, the company now expects to report pre-tax income (GAAP) in the range of $1.3 to $1.8 million for the quarter.  The company also expects to have cash and investments of approximately $47.0 million, with no outstanding debt, at the end of the quarter.  These projected results are higher than the company’s previously announced expectations for operating income to be near break-even and a net cash position comparable to its $38.7 million position at the end of fiscal 2020.

These financial results for the first quarter of fiscal 2021 are preliminary and subject to change in connection with the completion of the company’s quarter-end closing process and the preparation of the unaudited financial statements for the first quarter of fiscal 2021.  The company is providing this update due to the unusual circumstances resulting from the COVID-19 pandemic and related economic downturn. The company is not adopting any policy or practice of providing any updates on any aspects of its financial performance, including without limitation pre-tax income, cash position, and/or operating income, outside of the company’s customary quarterly report on financial and operating results.

Additionally, effective July 20, 2020, the U.S. Treasury Department finalized and enacted previously proposed regulations regarding the GILTI tax provisions of the Tax Cuts and Jobs Act of 2017.  Prior to this enactment, GILTI represented a significant U.S. income tax during fiscal 2019 ($2.1 million) and fiscal 2020 ($1.9 million) on the company’s foreign earnings.  With the enactment of these final regulations, the company is now eligible for an exclusion from GILTI since it meets the provisions for the GILTI High-Tax exception included in the final regulations.  In addition, the enactment of the new regulations and the company’s eligibility for the GILTI High-Tax exception are retroactive to the original enactment of the GILTI tax provision, which includes the company’s fiscal 2019 and fiscal 2020 years.

As a result of the newly enacted regulations, the company expects to record a net non-cash charge in the range of $3.0 to $5.0 million during the first quarter of fiscal 2021, comprised of a non-cash income tax benefit resulting from the re-establishment of certain U.S. Federal net operating loss carryforwards, as well as a non-cash income tax charge to record a full valuation allowance against the company’s U.S. deferred income tax assets.  The net non-cash charge will be reflected in the company’s results for the first quarter of fiscal 2021 and represents the company’s preliminary best estimate of the impact of the newly enacted GILTI regulations, but is subject to change in connection with the completion of the company’s quarter-end closing process and the preparation of the unaudited financial statements for the first quarter

CULP Announces Improved Profitability and Liquidity Expectations for First Quarter Fiscal 2021

August 5, 2020

of fiscal 2021.  If this preliminary estimate changes in the future in a material way, an adjustment will be reflected in future filings and reported financial results.  Importantly, the enactment of the new GILTI regulations will result in the reestablishment of approximately $18.0 million of U.S. Federal net operating loss carryforwards, which, when combined with the Company’s estimated $4.4 million of existing U.S. Federal net operating loss carryforwards, is expected to benefit the Company’s liquidity going forward.

The company expects to report financial and operating results for the first quarter of fiscal 2021 in early September.

About the Company

Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture.  The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers.  Culp has operations located in the United States, Canada, China, and Haiti.

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, public health epidemics, or future developments.  There can be no assurance that the company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely.  The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations.  Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products.  Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States.  Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places.  Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets.  The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance.  In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results.  Finally, increases in market prices for petrochemical products can significantly affect the prices we pay for raw materials, and in turn, increase our operating costs and decrease our profitability.  Further information about

CULP Announces Improved Profitability and Liquidity Expectations for First Quarter Fiscal 2021

August 5, 2020

these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on July 17, 2020, for the fiscal year ended May 3, 2020, and our subsequent periodic reports filed with the Securities and Exchange Commission.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.

-END-